Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 4, 2010 with respect to the consolidated balance sheet as of January 27, 2010, included in Amendment No. 4 to the Registration Statement (Form S-11 No. 333-164703) and related Prospectus of KBS Real Estate Investment Trust III, Inc. for the registration of 280,000,000 shares of its common stock.

/s/ Ernst & Young

Irvine, California

October 14, 2010